Exhibit 99.3

INDEPENDENT AUDITORS REPORT

To the Board of Directors

Nutech Medical, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of Nutech Medical Target Business (the carve-out of certain operations of Nutech, Medical, Inc.), which comprise the balance sheet as of December 31, 2016, the related statements of operations, change in net owner investment and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nutech Medical Target Business (the carve-out of certain operations of Nutech Medical, Inc.) as of December 31, 2016, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ RSM US LLP

Birmingham, Alabama

November 7, 2017

NUTECH MEDICAL TARGET BUSINESS

(Carve-Out of Certain Operations of Nutech Medical, Inc.)

BALANCE SHEET

(presented in thousands)

December 31, 2016
Assets
Current assets:
Accounts receivable, net	$4,045
Inventory, net	2,086
Prepaid expenses and other current assets	175
Total current assets	6,306
Property and equipment, net	315
Intangible assets, net	1,351
Total assets	$7,972
Liabilities and Net Owner investment
Current liabilities:
Accounts payable	$2,324
Accrued liabilities	916
Line of credit	1,959
Total current liabilities	5,199
Commitments and contingencies (Note 7)
Net Owner Investment:
Accumulated net contributions from owner	2,773
Total net owner investment	2,773
Total liabilities and net owner investment	$7,972

The accompanying notes are an integral part of these statements

NUTECH MEDICAL TARGET BUSINESS

(Carve-Out of Certain Operations of Nutech Medical, Inc.)

STATEMENT OF OPERATIONS

(presented in thousands)

Year Ended December 31, 2016
Revenue	$24,936
Cost of revenue	5,901
Gross profit	19,035
Operating expenses:
Research and development	4,217
Sales, general and administrative	19,861
Total operating expenses	24,078
Loss from operations	(5,043)
Interest expense	25
Other expense	10
Net Loss	$(5,078)

The accompanying notes are an integral part of these statements

NUTECH MEDICAL TARGET BUSINESS

(Carve-Out of Certain Operations of Nutech Medical, Inc.)

STATEMENT OF CHANGE IN NET OWNER INVESTMENT

(presented in thousands)

Total Net Owner Investment
Balance at December 31, 2015	$8,151
Distributions	(300)
Net loss	(5,078)
Balance at December 31, 2016	$2,773

The accompanying notes are an integral part of these statements

NUTECH MEDICAL TARGET BUSINESS

(Carve-Out of Certain Operations of Nutech Medical, Inc.)

STATEMENT OF CASH FLOWS

(presented in thousands)

Year Ended December 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,078)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	51
Loss on sale of assets	10
Amortization	450
Depreciation	148
Changes in operating assets and liabilities:
Accounts receivable	1,891
Inventory	270
Prepaid expenses and other current assets	614
Accounts payable	962
Accrued expenses and other current liabilities	(629)
Net cash used in operating activities	$(1,311)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(74)
Net cash used in investing activities	(74)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit, net	1,540
Increase in outstanding checks balance	145
Distributions	(300)
Net cash provided by financing activities	1,385
NET CHANGE IN CASH AND CASH EQUIVALENTS	—
CASH AND CASH EQUIVALENTS—Beginning of period	—
CASH AND CASH EQUIVALENTS—End of period	$—

The accompanying notes are an integral part of these statements

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2016

(presented in thousands)

1. Organization and Description of Business

The accompanying financial statements include the historical accounts of the Nutech Medical Target Business (the “Business”), which are part of the entity Nutech Medical, Inc. (“the Company”). The Company is a corporation organized under the laws of the State of Alabama. The Company was incorporated on November 28, 1994 and is headquartered in Birmingham, Alabama. The Business specializes in the surgical biologics arena, and offers a line of products that leverage the healing properties of amniotic tissues and fluids. The Business sells its products domestically throughout the United States via an established independent sales agency network and a direct sales force. The Business includes the NuCel, NuShield, Affinity, ReNu and Matrix product lines and excludes the Allograft and Machined product lines.

On March 18, 2017, the Company entered into a merger agreement (the “Merger Agreement”) by and among Organogenesis Inc. (“Organogenesis”), the Company’s sole shareholder and certain other parties pursuant to which the Business became a wholly owned subsidiary of Organogenesis.

2. Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Business have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) from the financial statements and accounting records of the Company using the results of operations and historical cost basis of the assets and liabilities of the Company that comprise the Business. The historical results of operations and the historical cost basis of the assets and liabilities of the Company that do not comprise the Business (“the Remaining Business”) are not presented in the accompanying financial statements. These financial statements have been prepared solely to present the Business’ historical results of operations, financial position, and cash flows for the indicated period.

The accompanying financial statements include the assets, liabilities, revenues, and expenses that are specifically identifiable to the Business. Certain shared costs have been allocated between the Business and the Remaining Business based on the inclusion of products and acquired assets associated with those products acquired by Organogenesis. These allocated costs primarily represent shared expenses for administration services, rent, legal fees, general repairs and maintenance, supplies, and utilities. The costs associated with these services and fees have been allocated using the most meaningful respective allocation methodologies, which were primarily based on the proportionate revenue and proportionate assets of the Business and Remaining Business. However, the amounts recorded for these transactions and allocations are not necessarily representative of the amount that would have been reflected in the financial statements had the Business been an entity that operated independently of the Company. Consequently, future results of operations will include costs and expenses that may be materially different than the Business’ historical results of operations, financial position, and cash flows. Accordingly, the financial statements for these periods are not indicative of the Business’ future results of operations, financial position, and cash flows.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported statement of operations during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

As of December 31, 2016, the Business was in an overdraft position. As such, the Business’ negative cash balance was re-classed to accounts payable, given the short-term nature of the liability it represented. The Business considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2016, the Business had no cash equivalents.

Accounts Receivable, net

Credit evaluations of customers’ financial condition are performed, and generally no collateral is required. Accounts receivable are carried at their original invoiced amounts, less estimates for returns, discounts, and uncollectible receivables. Uncollectible receivables are based on a review of all outstanding balances at period end. The Business reports accounts receivable net of allowance for doubtful accounts.

Management determines the allowance for doubtful accounts by identifying troubled accounts and by leveraging historical experience applied to account aging. Management also analyzes delinquent receivables on an ongoing basis and, once these receivables are determined to be uncollectible, they are written-off through the allowance. The allowance for doubtful accounts totaled $88 at December 31, 2016.

Accounts receivable consisted of the following at December 31, 2016 (in thousands):

2016
Trade accounts receivable	$4,133
Less—allowance for sales returns and doubtful accounts	(88)
$4,045

Inventory

Inventory is stated at the lower of cost or market, and consists only of finished goods. The Business regularly reviews inventory on-hand and records a provision to write-down inventory to its net realizable value. An inventory reserve is established based on management’s assumptions regarding market conditions, future material usage, material shelf-life, spoilage, and potential obsolescence. The allowance for obsolete inventory at December 31, 2016 totaled $147. Total inventory at December 31, 2016 was $2,233.

Property and Equipment, net

Property and equipment are carried at cost and depreciated over the estimated useful lives of the related assets. Maintenance, repairs, and minor renovations are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the respective accounts and any gain or loss on the disposition is credited or charged to other income or expense. The Business provides for depreciation of property and equipment using the straight-line method designed to amortize costs over estimated useful lives as follows:

Furniture and fixtures	5 - 7 years
Machinery and equipment	3 - 5 years
Computer software	3 - 5 years
Computer equipment	3 - 5 years

Intangible Assets, net

Intangible assets include intellectual property either owned or licensed by the Business. As of December 31, 2016, intangible assets consisted of proprietary trade secrets and non-compete agreements. The Business capitalizes all costs related to the acquisition of intangible assets, and amortizes these costs on a straight-line basis over the estimated useful lives of the assets. Management has assigned the following estimated useful lives to the intangible assets listed below:

Trade secrets	10 years
Non-compete agreements	10 years

Impairment of Long-Lived Assets

The Business reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Factors that the Business considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends and significant changes or planned changes in the use of the assets. When such an event occurs, management determines whether there has been impairment by comparing the anticipated undiscounted future net cash flows to the related asset group’s carrying value. If an asset is determined to be impaired, the asset is written down to fair value, which is determined based either on discounted cash flows or appraised value, depending on the nature of the asset. Due to the significant loss sustained during the period, the Business evaluated the respective subsequent cash flows and determined that no impairment of its trade secrets or non-compete agreements had occurred.

Concentrations

The Business purchases materials from various suppliers throughout the United States of America. At December 31, 2016, approximately 66% of the Business’ accounts payable balance was due to two suppliers. During the year ended December 31, 2016, approximately 47% of the Business’ purchases were derived from two suppliers.

Revenue Recognition

The Business sells products direct to end users, and purchases by independent sales agencies, as well as through consignment sales. Revenue from product sales is recognized upon delivery, after risk of ownership passes to the customer in accordance with a purchase order, which includes a fixed price, when collection is probable, and when no future performance obligations exist. Customers do not have any contractual rights of return or exchange other than for defective product or shipping error; however, in limited situations and at its discretion, the Business does accept returns or exchanges. The independent sales agencies, who sell the products to their customers or sub-distributors, contractually take title to the products and assume all risks of ownership once the product is delivered to the independent sales agency’s facility or the end user, as directed. The independent sales agencies are obligated to pay the Business the contractually agreed upon invoice price within specified terms regardless of when, if ever, the products are sold. The independent sales agencies do not have any contractual rights of return or exchange other than for defective product or shipping error.

Advertising Costs

The Business expenses advertising costs as incurred, and consist primarily of print publications, promotional literature, and sponsorships. Advertising costs totaled $220 for the year ended December 31, 2016.

Shipping and Handling Costs

The Business records all amounts billed to customers in a sales transaction related to shipping and handling as revenue. The Business records costs related to shipping and handling in cost of revenue in the statement of operations. Shipping and handling costs totaled $596, and shipping and handling revenues totaled $122 for the year ended December 31, 2016.

Research and Development Costs

Research and development costs incurred related to fees paid to clinical research organizations and research sites for pre-clinical and clinical studies. The Business expenses research and development costs as they are incurred. Research and development costs totaled $4,217 during the year ended December 31, 2016, including $606 of product transferred from inventory.

Stock-based Compensation

During the year ended December 31, 2016, the board of directors approved the issuance of stock appreciation rights (SARs) to two members of management with respect to a total of eight shares of the Company’s stock. Upon the occurrence of a triggering event, as defined in the agreements as (i) a change in ownership of stock representing at least 50.1% of the voting power and fair market value of the Company or (ii) a change in ownership of at least 60% of the total gross fair market value of the Company’s assets, the SARs would vest and be exercised automatically to require cash settlements be paid within 30 days in a lump sum to the grantees equal to the number of SARs held multiplied by the increase in the value of the Company’s stock price per share compared to a base amount of $300 per share. The SARs expire upon termination of the grantee’s employment or at the end of term of their employment agreement. The SARs have been classified as liability awards and the Business has elected to measure these awards at intrinsic value. The fair value of the SARs as of December 31, 2016, was $38 per share. However, as a triggering event was not probable, no value has been recorded to the SARs, no stock-based compensation expense or liabilities were recognized and there was no impact on cash flows during the year ended December 31, 2016.

Income Taxes

The Company is taxed as an S-Corporation. As such, it pays no federal or state income tax, but is subject to state and local taxes. The stockholder includes on his individual return the taxable income, deductions, and credits. Accordingly, no provision is made for income taxes in the Business’ financial statements. Tax positions are initially recognized in the financial statements when it is more likely than not that the position will be sustained upon examination by the tax authorities. The Business had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements as of December 31, 2016, based on an assessment of many factors including experience and interpretations of tax laws applied to the facts of each matter for all open tax years.

Medical Device Excise Tax

In March 2010, the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 were signed into law. The Affordable Care Act (ACA) levied a 2.3% excise tax on U.S. sales of medical devices. The medical device excise tax became effective January 1, 2013. The tax has subsequently been suspended for the period from January 1, 2016 to December 31, 2017.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Accounting Standards Codification (“ASC”) 605, “Revenue Recognition.” ASU 2014-09 is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. Subsequently, the FASB has issued the following standards related to ASU 2014-09: ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date; ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations; ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing; ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients; and ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. The Company must adopt ASU 2015-14, ASU 2016-08, ASU 2016-10, ASU 2016-12 and ASU 2016-20 with ASU 2014-09 (collectively, the “new revenue standards”). The amendments may be applied retrospectively to each prior period (full retrospective) or retrospectively with the cumulative effect recognized as of the date of initial application (modified retrospective). The new revenue standards are effective for nonpublic companies with annual reporting periods beginning after December 15, 2018, and for public companies with annual reporting periods beginning after December 15, 2017, including interim reporting periods within those fiscal years. Early adoption is permitted. The Business is evaluating the effect that these ASUs will have on its financial statements.

In August 2014, the FASB issued ASU 2014-15, Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This ASU provides guidance on how and when reporting entities must disclose going-concern uncertainties in their financial statements. ASU 2014-15 is effective for annual periods ending after December 15, 2016.

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. Update No. 2015-11 more closely aligns the measurement of inventory in GAAP with the measurement of inventory in International Financial Reporting Standards by requiring companies using the first-in, first-out and average costs methods to measure inventory using the lower of cost and net realizable value, where net realizable value is the estimated distribution prices of the inventory in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Update No. 2015-11 is effective for annual reporting periods beginning after December 15, 2016 and interim periods within those fiscal years. Update No. 2015-11 should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Business is evaluating the impact of this ASU on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The purpose of this amendment requires the recognition of lease assets and lease liabilities by lessees for those leases longer than twelve months. ASU 2016-02 is effective for annual periods beginning after December 15, 2018 for public business entities, and for all other entities, for fiscal years beginning after December 15, 2019. Early adoption is permitted. As of December 31, 2016, the Business has not adopted ASU 2016-02, and the Business has not yet evaluated the impact of adopting this standard.

In March 2016, the FASB issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting, which changes the accounting for certain aspects of share-based payments to employees. The new guidance requires excess tax benefits and tax deficiencies to be recorded in the statement of operations when the awards vest or are settled. In addition, cash flows related to excess tax benefits will no longer be separately classified as a financing activity apart from other income tax cash flows. The standard also clarifies that all cash payments made on an employee’s behalf for withheld shares should be presented as a financing activity on the statement of cash flows, and provides an accounting policy election to account for forfeitures as they occur. For public business entities, ASU 2016-09 are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For all other entities, ASU 2016-09 is effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. As of December 31, 2016, the Business is still evaluating what impact, if any, that the standard will have on its financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments, which clarifies how entities should classify certain cash receipts and cash payments on the statement of cash flows to eliminate diversity in practice. Specifically relating to contingent consideration payments made after a business combination, an entity should classify cash payments that are not made within a relatively short period of time after a business combination to settle a contingent consideration liability as financing and operating activities. The portion of cash payment up to the acquisition date fair value of the contingent consideration liability (including measurement period adjustments) is classified as a financing activity and the portion paid in excess of the acquisition date fair value is classified as an operating activity. The new standard is effective for fiscal years beginning after December 15, 2017 and interim periods therein. Early adoption is permitted however all of the amendments must be adopted in the same period and interim period adoption requires adjustments to be reflected as of the beginning of the fiscal year. The guidance is to be applied on a retrospective basis with relevant disclosures under ASC 250. As of December 31, 2016, the Business is still evaluating what impact, if any, that the standard will have on its financial statements.

In May 2017, the FASB issued ASU No. 2017-09, Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting (“ASU 2017-09”), which clarifies when to account for a change to the terms or conditions of a share-based payment award as a modification. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award (as equity or liability) changes as a result of the change in terms or conditions. The standard is effective for annual periods beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. The Business is currently evaluating the impact that the adoption of ASU 2017-09 will have on its financial statements.

3. Property and Equipment

Property and equipment consisted of the following at December 31, 2016 (in thousands):

2016
Furniture and Fixtures	$82
Machinery and Equipment	739
Computer Software	19
Computer Equipment	99
939
Less Accumulated Depreciation	(624)
Total Net PP&E	$315

Depreciation expense totaled $148 for the year ended December 31, 2016.

4. Intangible Assets, net

Intangible assets subject to amortization consist of the following as of December 31, 2016 (in thousands):

	Cost	Accumulated Amortization	Net Book Value
Trade Secret—NuCel Product	$4,402	$3,081	$1,321
Non-Compete	100	70	30
	$4,502	$3,151	$1,351

The Business recognized no impairment charges during the year ended December 31, 2016.

Amortization of intangible assets, calculated on a straight-line basis, was $450 for the year ended December 31, 2016, and is estimated as follows over the remaining useful lives (in thousands):

2017	$450
2018	450
2019	451
Thereafter	—
Total	$1,351

The Business noted a triggering event due to the underperformance of the business for the year ended December 31, 2016. The Business evaluated the respective subsequent cash flows and determined that no impairment of its trade secrets or non-compete agreements had occurred.

5. Accrued Liabilities

Accrued liabilities consisted of the following at December 31, 2016:

2016
Commissions	$781
Payroll and Related Liabilities	85
Royalties	3
Other Accrued Liabilities	47
Total	$916

6. Line of Credit

The Company entered into a credit agreement with a bank to provide a revolving line of credit. Amounts outstanding under the line of credit accrue interest at a rate per annum equal to the Wall Street Journal Prime Rate plus 1.00%, with a floor of 5.00%. The Wall Street Journal Prime Rate was 3.75% at December 31, 2016, resulting in a 5.00% per annum interest rate as of December 31, 2016.

Advances under the line of credit can be requested through November, 2017. The line of credit allows for borrowings up to $4,000. The outstanding balance of the line of credit was $1,959 at December 31, 2016. The line of credit is secured by substantially all assets of the Business.

7. Commitments and Contingencies

Operating Leases

The Company leases two office spaces and office equipment under various noncancelable operating lease agreements. Rent expense incurred under the lease agreements totaled $404 during the year ended December 31, 2016.

At December 31, 2016, future minimum lease payments due under noncancelable lease agreements for the next two years are as follows (in thousands):

2016
2017	$376
2018	268
Totals	$644

Litigation

The Company is a party to lawsuits related to its business. After consultation with outside legal counsel, management believes that the resolution of these lawsuits will not result in any additional material adverse effect on the Company’s financial condition. However, litigation is subject to inherent uncertainties. Were an unfavorable ruling to occur, there exists the possibility of a material adverse impact on the results of operations for the period in which the ruling occurs.

8. Retirement Plan

The Company maintains a Savings Incentive Match Plan for Employees (“SIMPLE”) IRA plan for all eligible employees. The plan, which operates as a tax-deferred employer-provided retirement plan, allows eligible employees to contribute part of their pre-tax compensation to the plan. Employers are required to make either matching contributions, or non-elective contributions, which are paid to eligible employees regardless of whether the employee made salary-reducing contributions to the plan. Plan participants may elect to make pre-tax contributions up to the maximum amount allowed by the Internal Revenue Service.

The Business makes matching contributions up to 3% for all qualifying employees. Matching contributions for the year ended December 31, 2016 totaled $91.

9. Related Party Transactions

The Company has a lease agreement with a company under common ownership for rental of office space. The Business paid rent under the lease agreement totaling $142 during the year ended December 31, 2016.

10. Subsequent Events

The Business has evaluated subsequent events through November 7, 2017, the date on which these financial statements were available to be issued.

Pursuant to the Merger Agreement, the Business became a wholly owned subsidiary of Organogenesis on March 24, 2017. Results of operations for the Business will be included in Organogenesis’ consolidated financial statements from the date of acquisition. Immediately following the execution of the merger, the Business paid $2,462 to settle all amounts due under the line of credit and terminated the agreement. Due to the change in control of the Business, $307 was also paid to two members of management in connection with the SARs. Pursuant to the Merger Agreement, the Business also entered into a transitional services agreement with NuTech Spine, Inc. For the three months immediately subsequent to the acquisition date, the Business will provide NuTech Spine, Inc. the joint use of office space for a monthly fee of $11. Pursuant to the Merger Agreement, the Business also terminated its SIMPLE IRA plan and adopted Organogenesis’s employee benefit plan.